Exhibit 4(2)

                       AMENDMENT NO. 7 dated as of June 29, 2000 to the Loan and
               Security Agreement dated as of November 24, 1998 (as heretofore amended, the "Loan Agreement"), by and among MERRILL LYNCH INTERNATIONAL BANK LIMITED (the "Lender"), MERRILL LYNCH CAPITAL SERVICES INC. ("MLCS") and BELCREST CAPITAL FUND LLC (the "Borrower").


                             INTRODUCTORY STATEMENT


     All capitalized terms not otherwise defined in this Amendment are as defined in the Loan Agreement.

     The  Borrower  has  requested  and  the  Lender  hereby   consents  to  and
acknowledges the execution of the Belcrest Guaranty.

     Accordingly, the parties hereto hereby agree as follows:

     SECTION 1. Amendments to Loan Agreement. The Loan Agreement is hereby amended as of the Effective Date (subject to the terms and conditions set forth in Section 2 hereof) as follows:

     (A) Article 1 of the Loan Agreement is hereby amended to insert the following definitions in their proper alphabetical location:

     "Belcrest Guaranty" shall mean the Exceptions to the Non-Recourse Guaranty between Capri Capital Dus, LLC and the Borrower, to be dated as of June 29, 2000.

     "Bel-Apt" shall mean Bel-Apt, L.L.C., a Delaware limited liability company.

     "Bel-EQR Credit Agreement" shall mean the Amended & Restated Master Credit Facility Agreement by and between Bel-EQR I Limited Partnership and Capri Capital Dus, LLC, dated as of June 29, 2000.

     "Bel Trust" shall mean Bel Apartment Properties Trust, a Maryland real estate investment trust.

     (B) Section 7.15(a) of the Loan Agreement is hereby amended in its entirety to read as follows:

     (a) The market value of the total assets of the Borrower, and its consolidated subsidiaries (less the market value of its assets pledged to another party), at an amount equal to or in excess of 250% of the sum of the Required Amount plus the outstanding principal balance of the Loans plus accrued and unpaid interest on the Loans; provided, however, that for purposes of computing such market value, (i) neither the membership interests in BSA which are owned by BRC, nor the assets which are owned by BSA or BSA Management LLC, (ii) nor the membership interests in Bel-Apt, which are owned by BRC, nor the stock in Bel Trust which is owned by BRC, nor the assets which are owned by Bel-Apt, Bel Trust or any of their respective subsidiaries, (iii) nor the assets or stock or other membership interest in any other direct or indirect subsidiary of the Borrower which is hereafter formed or acquired shall be included; and (iv) the principal amount of the debt guaranteed by the Borrower pursuant to the Belcrest Guaranty shall be subtracted from such market value.

     (C) Section 8.l of the Loan Agreement is hereby amended to (ii) insert the following at the end of the first sentence:

          "and; (vi) Indebtedness of the Borrower under the Belcrest Guaranty."

     (D) Section 10.1 of the Loan Agreement is hereby amended to insert the following clause:

     "(m) any event occurs under the Bel EQR Credit Agreement which would entitle the lender under the Bel EQR Credit Agreement to demand payment from the Borrower pursuant to the terms of Belcrest Guaranty."

     SECTION 2. Conditions to Effectiveness. This Amendment is subject to the satisfaction in full of the following conditions (the first date on which all such conditions have been satisfied being herein called the "Effective Date"):

     (A) the Lender shall have received counterparts of this Amendment which, when taken together, bear the signatures of all parties hereto;

     (B)  all  legal  matters  in  connection   with  this  Amendment  shall  be
satisfactory to Morgan, Lewis & Bockius LLP, counsel for the Lender.

     SECTION 3. Representations and Warranties. The Borrower hereby represents and warrants that:

     (A) the representations and warranties contained in the Loan Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof; and

     (B) the Borrower is in compliance with all the terms and provisions set forth in the Loan Agreement and, after giving effect hereto, no Default or Event of Default has occurred and is continuing.

     SECTION 4. Full Force and Effect. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Loan Agreement, the terms "Agreement", "this Agreement" "herein", "hereafter", "hereto", "hereof", and words of similar import, shall, unless the context otherwise requires, mean the Loan Agreement as amended by this Amendment.

     SECTION 5. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 6. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

     SECTION 7. Expenses. The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Lender in connection with the preparation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel for the Lender.

     SECTION 8. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Amendment.

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first written above.

                            BELCREST CAPITAL FUND, L.L.C.

                            BY:    EATON VANCE MANAGEMENT,
                                    as Manager
                                   BY:  /s/ William M. Steul
                                        --------------------------
                                        Name:    William M. Steul
                                        Title:   Vice President
                                        Address: Eaton Vance
                                                 The Eaton Vance Building
                                                 255 State Street
                                                 Boston, MA  02109
                                        Telephone No.: 617-598-8405
                                        Telecopier No.: 617-695-3853

                             MERRILL LYNCH CAPITAL SERVICES, INC.

                             BY:  /s/ Roger A. Baum
                                  --------------------------
                                  Name:     Roger A. Baum
                                  Title:    Designated Signatory
                                  Address:  Merrill Lynch World
                                              Headquarters,
                                            World Financial Center
                                            North Tower, 22nd Floor
                                            250 Vesey Street
                                            New York, New York 10281-1322
                                            Telephone No.: 212-449-0291
                                            Telecopier No.: 212-449-1788

     The Lender is a member of The Securities and Futures Authority Limited and operates a Client Complaints Procedure. If for any reason the Borrower should have cause for concern or complaint, the Borrower should contact the Manager, PBG Operations, at the Lender's address indicated below.

                               MERRILL LYNCH INTERNATIONAL BANK LIMITED

                               BY:  /s/ Jennifer A. Bereska
                                    -----------------------------
Executd in London,                  Name:    Jennifer A. Bereska
England on _____________, 2000      Title:   Associate Director
                                    Address: 123 Buckingham Palace Road
                                             5th Floor
                                             London SW1 W9TD
                                             England
                                             Telephone No.:
AGREED TO:                                   Telecopier No.:

MERRILL LYNCH PRIVATE FINANCE INC.
(f/k/a Merrill Lynch International Private
Finance Limited)

By:  /s/ G. Frederick Reinhardt
     -------------------------------
     Name:  G. Frederick Reinhardt
     Title:    Vice President

                                            AMENDMENT NO. 8 dated as of November
                                    27, 2000 to the Loan and Security  Agreement
                                    dated as of November 24, 1998 (as heretofore
                                    amended, the "Loan Agreement"), by and among
                                    MERRILL  LYNCH  INTERNATIONAL  BANK  LIMITED
                                    (the   "Lender"),   MERRILL   LYNCH  CAPITAL
                                    SERVICES INC.  ("MLCS") and BELCREST CAPITAL
                                    FUND LLC (the "Borrower").


                             INTRODUCTORY STATEMENT


     All capitalized terms not otherwise defined in this Amendment are as defined in the Loan Agreement.

     The  Borrower  has  requested  and  the  Lender  hereby   consents  to  and
acknowledges the addition of the following provisions to the Loan Agreement.

     Accordingly, the parties hereto hereby agree as follows:

     SECTION 1. Amendments to Loan Agreement. The Loan Agreement is hereby amended as of the Effective Date (subject to the terms and conditions set forth in Section 2 hereof) as follows:

     (A) The definition of Obligations in Article 1 of the Loan Agreement is hereby amended to insert the following after the words "on the Loans":

     ", any reimbursement obligations in respect of Letters of Credit,"

     (B) Article 1 of the Loan Agreement is hereby amended to insert the following definitions in their proper alphabetical location:

     "Cash Equivalents" shall mean (i) marketable securities issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition,
     (ii) time deposits, demand deposits, certificates of deposit, acceptances or prime commercial paper or repurchase obligations for underlying securities of the types described in clause (i) entered into with, any Lender or any commercial bank having a short-term deposit rating of at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc.,
     (iii) commercial paper with a rating of A-1 or A-2 or the equivalent thereof by Standard & Poor's Corporation or P-1 or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within twelve months after the date of acquisition or (iv) any mutual fund or other pooled investment vehicle which invests principally in the foregoing obligations.

     "L/C Exposure" shall mean, at any time, the amount expressed in Dollars of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding plus (without duplication), the face amount of all drafts which have been presented or accepted under all Letters of Credit but have not yet been paid or have been paid but not reimbursed, whether directly or from the proceeds of a Loan hereunder.

     "Letter of Credit" shall mean a letter of credit issued by the Lender pursuant to Section 2.12 hereof.

     (C) Section 2.1 of the Loan Agreement is hereby amended to insert the following clause after the words "outstanding Loans" in the 4th line thereof:

     "plus the then current L/C Exposure;"

     (D) Section 2.4 of the Loan Agreement is hereby amended to insert the following clause after the words "interest rate on the Loans" in the second to last sentence:

     "or with respect to any drawing under a Letter of Credit"

     (E) Section 2.9 of the Loan Agreement is hereby amended to insert the following clause after the words "Loans outstanding" in the last line of the first sentence:

     "plus the then current L/C Exposure"

     (F) Section 2.10 of the Loan Agreement is hereby amended to insert the following clause after the words "Section 2.7":

     "plus the then current L/C Exposure,"

     (G) Article 2 of the Loan Agreement is hereby amended to insert the following section:

     "2.12 Letter of Credit. (a) (i) Upon the terms and subject to the conditions hereof and of Applicable Law, the Lender agrees, upon the request of the Borrower, to issue Letters of Credit (and to extend Letters of Credit previously issued hereunder) payable in Dollars from time to time after the Effective Date and prior to the Commitment Termination Date, provided, however, that (A) the Borrower shall not request, and the Lender shall not issue, any Letter of Credit if, after giving effect thereto, the sum of the then current L/C Exposure, plus the aggregate principal amount of all Loans then outstanding would exceed the Commitment then in effect and (B) the Borrower shall not request, and the Lender shall not issue (or extend), any Letter of Credit having an expiration date (x) later than the tenth day prior to the Commitment Termination Date or (y) more than one year after its date of issuance.

     (ii) Each Letter of Credit may, at the option of the Lender, provide that the Lender may (but shall not be required to) pay all or any part of the maximum amount which may at any time be available for drawing thereunder to the beneficiary thereof upon the occurrence or continuation of an Event of Default and the acceleration of the maturity of the Loans, provided that, if payment is not then due to the beneficiary, the Lender shall deposit the funds in question in a segregated account with the Lender to secure payment to the beneficiary and any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Lender (or, if all Obligations shall have been paid in full in cash, to the Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Lender as provided in this paragraph shall be treated for all purposes of this Loan Agreement as a drawing duly honored by the Lender under the related Letter of Credit.

     (b) Whenever the Borrower desires the issuance of a Letter of Credit, it shall deliver to the Lender a written notice no later than 2:00 p.m. (New York City time) at least three (3) Business Days prior to the proposed date of issuance. That notice shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit and (iv) the name and address of the beneficiary. Such notice shall be accompanied by a brief description of the underlying transaction and upon request of the Lender, the Borrower shall provide additional details regarding the underlying transaction. Concurrently with the giving of written notice of a request for the issuance of a Letter of Credit, the Borrower shall provide a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Lender to make payment under the Letter of Credit; provided, however, that the Lender, in its reasonable discretion, may require customary changes in any such documents and certificates to be presented by the beneficiary.

     (c) The acceptance and payment of drafts under any Letter of Credit shall be made in accordance with the terms of such Letter of Credit and the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500, as adopted or amended from time to time. The Lender shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by the Lender in good faith to be genuine. The Lender shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine in accordance with customary commercial practices that the documents which are required to be presented before payment or acceptance of a draft under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

     (d) The Borrower is absolutely, unconditionally and irrevocably obligated to reimburse all amounts drawn under each Letter of Credit. If any draft is presented under a Letter of Credit, the payment of which is required to be made at any time on or before the Commitment Termination Date, then payment by the Lender of such draft shall constitute a Loan hereunder with an intitial Interest Period of one month and interest shall accrue from the date the Lender makes payment on such draft under such Letter of Credit. If any draft is presented under a Letter of Credit, the payment of which is required to be made after the Commitment Termination Date or at a time when an Event of Default or Default shall have occurred and then be continuing, then the Borrower shall immediately pay to the Lender, in immediately available funds, the full amount of such draft together with interest thereon at a rate per annum of 2% in excess of the Base Rate from the date on which the Lender makes such payment of such draft until the date it receives full reimbursement for such payment from the Borrower. The Borrower further agrees that the Lender may reimburse itself for such drawing from the balance in any other account of the Borrowers maintained with the Lender or any of its Affiliates.

     (e) The Borrower agrees to pay the following amounts to the Lender with respect to Letters of Credit issued by it hereunder:

     (i) with respect to the issuance, confirmation, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Lender's standard schedule for such charges in effect at the time of such issuance, confirmation, amendment, transfer or drawing, as the case may be, together with any additional chargers imposed any confirming or advising bank; and

     (ii) a commission payable quarterly in advance (commencing on the date of issuance of any Letter of Credit and continuing so long as such Letter of Credit or any draft drawn thereunder remains outstanding) computed at a rate per annum of 0.45% of the face amount of such Letter of Credit; and

     (f) If by reason of (i) any change in applicable law after the Effective Date, or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof, or (ii) compliance by the Lender with any direction, request or requirement (whether or not having the force of law) issued after the Effective Date by any Governmental Authority or monetary authority, including, without limitation, any change whether or not proposed or published prior to the Effective Date and any modifications to Regulation D occurring after the Effective Date:

     (A) the Lender shall be subject to any tax, levy, impost, duty, fee, charge, deduction or withholding of any nature with respect to any Letter of Credit (other than withholding tax imposed by the United States of America or any other tax, levy, impost, duty, fee, charge, deduction or withholding (1) that is measured with respect to the overall net income of the Lender , and that is imposed by the United States of America, or by the jurisdiction in which the Lender is incorporated, or the Lender has its principal office or a presence which is not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein) or (2) that is imposed solely by reason of the Lender failing to make a declaration of, or otherwise to establish, non-residence or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where the Lender may properly make the declaration or claim or so establish non-residence or otherwise comply), or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.12, whether directly or by such being imposed on or suffered by the Lender;

     (B) the basis of taxation of any fee or amount payable hereunder with respect to any Letter of Credit or any participation therein shall be changed;

     (C) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by the Lender; or

     (D) there shall be imposed on the Lender any other condition regarding this
Section 2.12, any Letter of Credit or any participation therein;

     and the result of the foregoing is to directly or indirectly increase the cost to the Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by the Lender, then and in any such case the Lender may, at any time, notify the Borrower, and the Borrower shall promptly pay the Lender upon its demand such amounts as the Lender may specify to be necessary to compensate it for such additional cost or reduced receipt. The determination by the Lender of any amount due pursuant to this Section 2.12 as set forth in a certificate setting forth the calculation thereof in reasonable detail shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.

     (g) If at any time when an Event of Default shall have occurred and be continuing, any Letters of Credit shall remain outstanding, then the Lender may require the Borrower to deliver to it Cash Equivalents in an amount equal to the full amount of the L/C Exposure or to furnish other security acceptable to the Lender. Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the Lender for the amount of any drawings honored under Letters of Credit; provided, however, that if prior to the Maturity Date, (i) no Default or Event of Default is then continuing, then the Lender shall return all of such collateral relating to such deposit to the Borrower if requested by it or (ii) Letters of Credit shall expire or be returned by the beneficiary so that the amount of the Cash Equivalents delivered to the Lender hereunder shall exceed the then current L/C Exposure, then such excess shall first be applied to pay any Obligations then due under this Loan Agreement and the remainder shall be returned to the Borrower.

     (h) Notwithstanding the termination of the Commitments and the payment of the Loans, the obligations of the Borrower under this Section 2.12 shall remain in full force and effect until the Lender shall have been irrevocably released from its obligations with regard to any and all Letters of Credit."

     (H) The last sentence in Section 4.1 to the Loan Agreement shall be amended to insert the following after the word "Obligations":

     "and the L/C Exposure has been reduced to zero,"

     (I) The lead in to Section 7 of the Loan Agreement is hereby amended to insert the following after the words "has terminated":

     "and the L/C Exposure has been reduced to zero,"

     (J) Section 7.15(a) of the Loan Agreement is hereby amended to insert the following after the words "interest on the Loans" "plus the then current L/C Exposure;"

     (K) The lead in to Section 8 of the Loan Agreement is hereby amended to insert the following after the words "has terminated":

     "and the L/C Exposure has been reduced to zero,"

     (L) The lead in to Section 9.2 is hereby amended in its entirety to read as follows:

     "It shall be a condition precedent to all Loans (including the initial Loan hereunder) and to the issuance of each Letter of Credit that on the date of such Loan or issuance of a Letter of Credit the following statements shall be true (and each request for a Loan or issuance of a Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Loan or such issuance of Letter of Credit that such statements are true)."

     (M) Section 9.2(a) is hereby amended in its entirety to read as follows:

     "After giving  effect to such Loan and any such L/C Exposure,  the total of
     all  Loans   outstanding   plus  any  L/C  Exposure  will  not  exceed  the
     Commitment;"

     (N) Section 9.2(b) and (c) are hereby amended to insert the following after the words "such Loan":

     "or issuance of such Letter of Credit"

     (O) The last paragraph in Section 9.2 is hereby amended in its entirety to read as follows:

     "In addition, it shall be a condition precedent to all Loans (including the initial Loan) and all issuances of Letters of Credit that after giving effect to such Loan or such issuance of a Letter of Credit, the aggregate market value of the Collateral shall be equal to or exceed 250% of the sum of the Required Amount plus the principal amount of the Loans outstanding plus any L/C Exposure together with accrued and unpaid interest thereon plus any other amounts due and owing under this Agreement (in each case, as determined on the most recent date for which the Borrower calculates its aggregate Net Asset Value (but in no event earlier than ten (10) Business Days prior to the making of such Loan or issuance of such Letter of Credit) and as calculated in accordance with the determination of such Net Asset Value)."

     (P) Section 10.1(b) of the Loan Agreement is hereby amended to insert the following after the words "interest thereon":

     "plus the then current L/C Exposure"

     (Q) Section 10.2(a) is hereby amended to insert the following after the words "Lender may" in the last sentence:

     "demand Cash Equivalents in an amount equal to the full amount of the L/C Exposure or to furnish other securities therefor acceptable to the Lender, and may"

     (R) Section 11.3(iv) of the Credit Agreement is hereby amended to insert the following after the words "any Loan hereunder":

     "or the issuance of any Letter of Credit"

     (S) Section 11.10(a) of the Loan Agreement is hereby amended to insert the following clause at the end of such section:

     "EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 AS ADOPTED OR AMENDED FROM TIME TO TIME (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK."

     (T) Section 11.19 of the Loan Agreement is hereby amended to insert the following after the words "the commitment terminated" in the second sentence:

     ", the L/C Exposure has been reduced to zero,"

     SECTION 2. Conditions to Effectiveness. This Amendment is subject to the satisfaction in full of the following conditions (the first date on which all such conditions have been satisfied being herein called the "Effective Date"):

     (A) the Lender shall have received counterparts of this Amendment which, when taken together, bear the signatures of all parties hereto;

     (B)  all  legal  matters  in  connection   with  this  Amendment  shall  be
satisfactory to Morgan, Lewis & Bockius LLP, counsel for the Lender.

     SECTION 3. Representations and Warranties. The Borrower hereby represents and warrants that:

     (A) the representations and warranties contained in the Loan Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof; and

     (B) the Borrower is in compliance with all the terms and provisions set forth in the Loan Agreement and, after giving effect hereto, no Default or Event of Default has occurred and is continuing.

     SECTION 4. Full Force and Effect. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Loan Agreement, the terms "Agreement", "this Agreement" "herein", "hereafter", "hereto", "hereof", and words of similar import, shall, unless the context otherwise requires, mean the Loan Agreement as amended by this Amendment.

     SECTION 5. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 6. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

     SECTION 7. Expenses. The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Lender in connection with the preparation, execution and delivery of this Amendment, including, but not limited to, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel for the Lender.

     SECTION 8. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Amendment.

         IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 8 to be duly executed as of the date first written above.

                            BELCREST CAPITAL FUND, L.L.C.

                            BY:    EATON VANCE MANAGEMENT,
                                    as Manager
                                   BY:  /s/ Thomas E. Faust, Jr.
                                        --------------------------
                                        Name:    Thomas E. Faust, Jr.
                                        Title:   Executive Vice President
                                        Address: Eaton Vance
                                                 The Eaton Vance Building
                                                 255 State Street
                                                 Boston, MA  02109
                                        Telephone No.: 617-598-8405
                                        Telecopier No.: 617-695-3853

                             MERRILL LYNCH CAPITAL SERVICES, INC.

                             BY:  /s/ Roger A. Baum
                                  --------------------------
                                  Name:     Roger A. Baum
                                  Title:    Designated Signatory
                                  Address:  Merrill Lynch World
                                              Headquarters,
                                            World Financial Center
                                            North Tower, 22nd Floor
                                            250 Vesey Street
                                            New York, New York 10281-1322
                                            Telephone No.: 212-449-0291
                                            Telecopier No.: 212-449-1788

     The Lender is a member of The Securities and Futures Authority Limited and operates a Client Complaints Procedure. If for any reason the Borrower should have cause for concern or complaint, the Borrower should contact the Manager, PBG Operations, at the Lender's address indicated below.

                               MERRILL LYNCH INTERNATIONAL BANK LIMITED

                               BY:  /s/ Jennifer A. Bereska
                                    -----------------------------
Executd in London,                  Name:    Jennifer A. Bereska
England on November 29, 2000        Title:   Associate Director
                                    Address: 123 Buckingham Palace Road
                                             5th Floor
                                             London SW1 W9TD
                                             England
                                             Telephone No.:
AGREED TO:                                   Telecopier No.:

MERRILL LYNCH PRIVATE FINANCE INC.
(f/k/a Merrill Lynch International Private
Finance Limited)

By:  /s/ G. Frederick Reinhardt
     -------------------------------
     Name:  G. Frederick Reinhardt
     Title: Vice President